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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2003

OAKWOOD HOMES CORPORATION

(Exact name of registrant as specified in charter)

North Carolina	1-7444	56-0985879

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

7800 McCloud Road, Greensboro, North Carolina	27409-9634

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 664-2400

Item 5. Other Events.

     On June 19, 2003, Oakwood Homes Corporation and certain of its subsidiaries (the “Debtors”) filed their First Amended Joint Consolidated Plan of Reorganization (the “Amended Plan”) and related Disclosure Statement for the Amended Plan (the “Amended Disclosure Statement”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Amended Plan and the Amended Disclosure Statement have not been approved by the Bankruptcy Court. Copies of the Amended Plan and the Amended Disclosure Statement are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K. The Debtors anticipate further amending the Amended Plan and the Amended Disclosure Statement in July.

     Bankruptcy law does not permit solicitation of acceptances of a plan of reorganization until the Bankruptcy Court approves the disclosure statement relating to the plan of reorganization as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor’s books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the plan of reorganization. Accordingly, the filing of this Form 8-K is not intended to be, nor should it be construed as, a solicitation for a vote on the Amended Plan. The Debtors will emerge from Chapter 11 if and when a plan of reorganization receives the requisite creditor approvals and is confirmed by the Bankruptcy Court.

     The Amended Plan and Amended Disclosure Statement contain forward-looking statements within the meaning of Section 27A of Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements reflect the current views of the Debtors with respect to future events and are subject to a number of risks, including, among others, the following: the Debtors’ expectations or beliefs concerning future events that involve risks and uncertainties, including the ability of the Debtors to satisfy the conditions and requirements of its credit facilities, the effects of the Chapter 11 cases on the operation of the Debtors, the Debtors’ ability to obtain court approval with respect to motions in the Chapter 11 cases prosecuted by it from time to time, the ability of the Debtors to prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases, and competitive industry conditions could further adversely affect sales and profitability; the Debtors may be unable to access sufficient capital to fund their operations; the Debtors may not be able to securitize their loans or otherwise obtain capital to finance their retail sales and financing activities; they may recognize special charges or experience increased costs in connection with their securitization or other financing activities; the Debtors may recognize significant expenses or charges associated with the reorganization; the Debtors may recognize special charges or experience increased costs in connection with restructuring activities; the Debtors may not realize anticipated benefits associated with its restructuring activities (including the closing of underperforming sales centers); adverse changes in governmental regulations applicable to its business could negatively impact the Debtors; they could suffer losses resulting from litigation (including shareholder class actions or other class action suits); the Debtors could experience increased credit losses or higher delinquency rates on loans originated; negative changes in general economic conditions in markets could adversely impact the Debtors; the

Debtors could experience lower recovery rates than anticipated on the sale of repossessions; the Debtors could lose the services of key management personnel; and any other factors that generally affect companies in bankruptcy proceedings or in these lines of business could also adversely impact the Debtors.

     In addition, the views of the Debtors are subject to certain risks related to Chapter 11 bankruptcy proceedings, including the following: the Debtors may not be able to continue as a going concern; the Debtors’ financing arrangements may be terminated or otherwise may not be available for borrowing; the Debtors may not be able to securitize the loans that they originate or otherwise finance their loan origination activities; the Debtors may not be able to obtain the Court’s approval with respect to motions in the Chapter 11 proceeding prosecuted by them from time to time; the Debtors may not be able to develop, prosecute, confirm and consummate one of more plans of reorganization with respect to the Chapter 11 cases; third parties may seek and obtain court approval to terminate or shorten the exclusivity period that the Company has to propose and confirm one of more plans of reorganization for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the Debtors may not be able to obtain and maintain normal terms with vendors and service providers; the Debtors may not be able to maintain contracts that are critical to its operations and the Chapter 11 cases may have an adverse impact on the Company’s liquidity or results of operations.

     Should the Debtors’ underlying assumptions prove incorrect or should one or more of the risks and uncertainties materialize, actual events or results may vary materially and adversely from those described herein as anticipated, expected, believed or estimated.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits. The following exhibits are filed herewith:

99.1	First Amended Joint Consolidated Plan of Reorganization of Oakwood Homes Corporation and its Affiliated Debtors and Debtors-in-Possession Under Chapter 11 of the Bankruptcy Code dated Jun 19, 2003

99.2	[Proposed] Disclosure Statement for First Amended Joint Consolidated Plan of Reorganization of Oakwood Homes Corporation and its Affiliated Debtors and Debtors-in-Possession Under Chapter 11 of the Bankruptcy Code dated June 19, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKWOOD HOMES CORPORATION

Date: June 26, 2003	By:	/s/ Suzanne H. Wood

Name: Suzanne H. Wood
Title: Executive Vice President and
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

EXHIBITS

CURRENT REPORT
ON

FORM 8-K

Date of Event Reported:	Commission File No:
June 19, 2003	1-7444

OAKWOOD HOMES CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	First Amended Joint Consolidated Plan of Reorganization of Oakwood Homes Corporation and its Affiliated Debtors and Debtors-in-Possession Under Chapter 11 of the Bankruptcy Code dated Jun 19, 2003

99.2	[Proposed] Disclosure Statement for First Amended Joint Consolidated Plan of Reorganization of Oakwood Homes Corporation and its Affiliated Debtors and Debtors-in-Possession Under Chapter 11 of the Bankruptcy Code dated June 19, 2003